UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________
FORM 8-K
_______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) May 15, 2013
_______________________
MERITAGE HOMES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17851 N. 85th Street, Suite 300, Scottsdale, Arizona		85255
(Address of Principal Executive Offices)		(Zip Code)
(480) 515-8100
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
On May 15, 2013, the Company held its Annual Meeting of Stockholders at 10:00 am local time at the Rosewood Crescent Hotel at 400 Crescent Court, Dallas, Texas, 75201. The following matters were voted upon at the meeting:
Proposal No. 1
The Company’s stockholders elected four individuals to the Board of Directors as Class II Directors as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Peter A. Ax	28,644,682	1,930,927	3,244,842
Robert G. Sarver	25,650,851	4,924,758	3,244,842
Gerald Haddock	29,818,642	756,967	3,244,842
Michael R. Odell	29,645,480	930,129	3,244,842
Proposal No. 2
The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm for the 2013 fiscal year.

Votes For	Votes Against	Abstentions
32,314,512	1,492,720	13,219
Proposal No. 3
The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive offices by the votes set forth in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,325,793	83,527	166,288	3,244,843

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 15, 2013

MERITAGE HOMES CORPORATION

/s/	Larry W. Seay
By:	Larry W. Seay
Executive Vice President and Chief Financial Officer